UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KENTUCKY INVESTORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KENTUCKY INVESTORS, INC.

200 CAPITAL AVENUE

FRANKFORT, KENTUCKY 40601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2009

TO THE SHAREHOLDERS OF

KENTUCKY INVESTORS, INC

Notice is hereby given that the annual meeting of shareholders of Kentucky Investors, Inc., a Kentucky corporation, will be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601 on Thursday, May 14, 2009, at 11:00 A.M. (Eastern Daylight Time) for the following purposes:

(1) To approve an Amendment to the Company's Articles of Incorporation to change the Company's name to Investors Heritage Capital Corporation;

(2) To elect three directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors, in accordance with the By-laws, has fixed the close of business on March 20, 2009, as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed.

It is hoped that you will attend the meeting, but if it is not your intention to be present, you are respectfully requested to sign, date and return the enclosed proxy immediately in the accompanying postage-prepaid envelope. The proxy is being solicited by and on behalf of the Board of Directors of Kentucky Investors.

Your attention is directed to our 2008 annual report and to the proxy statement, both of which accompany this notice.

By Order of the Board of Directors

Jane S. Jackson, Secretary

P. O. Box 717

Frankfort, Kentucky 40602

April 3, 2009

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and 2008 Annual Report to Stockholders are available at: www.investorsheritage.com/2008annualreport.html

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 2009

The following information is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of Kentucky Investors, Inc., for use at our annual meeting of shareholders to be held at the Investors Heritage Life Insurance Company auditorium, Second and Shelby Streets, Frankfort, Kentucky 40601, on Thursday, May 14, 2009, at 11:00 A.M. (Eastern Daylight Time), and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

PROXY MAY BE REVOKED

A shareholder executing and returning the enclosed proxy may revoke such proxy at any time prior to exercise of the authority thereby given by giving written notice to our Secretary as provided by Kentucky Revised Statutes Section 271B.7-220(6).

COST AND METHOD OF SOLICITATION

The Board of Directors intends to solicit proxies by use of the United States Postal Service, and we will bear all costs of soliciting proxies for this annual meeting. We will mail the proxy statement and form of proxy to the shareholders on April 3, 2009.

VOTING SECURITIES

We have issued one class of capital stock. There are 1,390,518.356 shares outstanding of which 1,120,686.356 are entitled to one vote each as provided by Kentucky Revised Statutes Section 271B.7-280.  Investors Heritage Life, 200 Capital Avenue, Frankfort, Kentucky 40601 holds directly 175,647 shares or 13% of our stock. Investors Underwriters, Inc., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 94,185 shares or 7% of our stock. Investors Heritage Life owns 603 shares or 96% of the stock of Investors Underwriters, Inc. HLW Investment Corp., 200 Capital Avenue, Frankfort, Kentucky 40601 owns 140,620 shares or 10% of our stock. We do not know of any other person who owns of record, or beneficially, more than 5% of our capital stock except as shown on the table beginning on Page 4. The Board of Directors has fixed March 20, 2009, as the record date for determining those eligible to vote, and only such persons as are shareholders of record at the close of business on that day will be entitled to vote at such meeting, and at any adjournment thereof.

THE PURPOSE OF THE MEETING SHALL BE:

(1)  To approve an Amendment to the Company's Articles of Incorporation to change the Company's name to Investors Heritage Capital Corporation;

(2)  To elect three Directors to hold office for a term of three years each or until their successors are duly elected and qualified; and

(3) To transact such other business as may properly come before the meeting, or any adjournment thereof.

PROPOSED NAME CHANGE

On August 14, 2008, the Board of Directors of the Company unanimously approved, subject to shareholder approval, and declared it advisable and in the Company's best interest, and directed that there be submitted to the shareholders for approval by a majority of the outstanding shares of the Company's common stock, the prospective amendment to the Company's Articles of Incorporation to change the name of the Company to Investors Heritage Capital Corporation.

The Board of Directors of the Company believe that it is advisable and in the Company's best interests to authorize and approve the name change amendment in order to align the corporate name with the names of Company subsidiaries.  The Board recommends approval of the name change amendment.

If approved by the shareholders, we will file the name change amendment with the Kentucky Secretary of State on or before May 31, 2009, and the name change amendment will become effective on June 1, 2009.

DISCLOSURE OF NOMINATING COMMITTEE

We have a Nominating Committee that is comprised of three independent directors and one director who is not independent, Harry Lee Waterfield II.  The nominees proposed by the Nominating Committee for election as directors were ratified and approved by the independent members of the Board of Directors.

The Nominating Committee utilizes a subjective analysis to identify and evaluate candidates to be nominated as directors, including but not limited to, general business knowledge, experience with financial institutions, including insurance companies, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that the Company seeks for director nominees except for the requirement in our By-laws that each Director own at least ten shares of the outstanding common stock of Kentucky Investors. The Nominating Committee does not have a charter. We have not engaged or paid any third party to assist in the process of identifying or evaluating candidates.

We would consider candidates for director nominees recommended by shareholders in accordance with the requirements of Kentucky law. If shareholder nominations were made, the Nominating Committee would perform an investigation of the candidate to determine if the candidate is qualified and would present the shareholder nomination in the proxy statement to be subject to a vote of the shareholders.

We have never received nor have we ever rejected a candidate recommended for nomination by any shareholder.

As noted in the Proxy Statement, we notify shareholders each year of their right to offer candidates for nomination or offer other proposals by forwarding the information to the Secretary of Kentucky Investors prior to the date specified in the Proxy Statement.  The Secretary, without prior screening, would forward any shareholder communication directly to the Board at the next regularly scheduled Board meeting.

It is our policy that all directors attend the Annual Meeting of shareholders and all Directors were present at the 2008 Annual Meeting.

PROPOSED ELECTION OF DIRECTORS

The Articles of Incorporation provide that three Directors shall be elected at each annual meeting for a term of three years.

The persons named in the proxy shall vote the shares represented by the proxies returned and duly executed in favor of the election of the three Directors named below, unless the authority is withheld, to hold office for terms of three years each or until their successors are duly elected and qualified. All nominees have consented to serve. In the event any of the persons named below shall not be available, proxies will be voted for such substitute nominee, or nominees, as the persons named in the proxy shall designate.

The Board of Directors determined that six of the nine current directors are "independent" as defined by Rule 4200 of the NASDAQ listing standards.  The non-independent directors are Harry Lee Waterfield II, Robert M. Hardy, Jr. and Michael F. Dudgeon, Jr. With respect to the nominees for election, Howard L. Graham and Jerry F. Howell, Jr. are independent.  Robert M. Hardy, Jr. is not independent.

The following information is given with respect to the nominees for election as Directors and for each of the other Directors whose terms will continue after the meeting. Each Director was elected to his present term of office by vote of the shareholders at an annual meeting.  Each of the Directors has had the business experience indicated for more than five years except for Gordon Duke.

From December 8, 2003, Mr. Duke was an independent businessman.  On November 1, 2008, Mr. Duke was engaged as a consultant for Nucleus: Kentucky's Life Sciences and Innovation Center, LLC and also serves as Vice President of that corporation.

	Number of Shares of Capital Stock of the Company Beneficially Owned, Directly or Indirectly, by Nominees and Other Directors as of December 31, 2008

Name,		Kentucky
Position With the Company &	Director	Investors, Inc.	Percentage of
Business Experience	Since	(1)	Stock Owned
NOMINEES:
Howard L. Graham fn	2002	28,353.096	2.0%
Director. Retired Vice President,		(2)
Investors Heritage Life and
Kentucky Investors. Director,
Investors Heritage Life. Age 74.

Robert M. Hardy, Jr. ef	1988	20,508.425	1.5%
Director, Vice President and General		(3)
Counsel. Director, Vice President and
General Counsel, Investors Heritage
Life. Age 51.
(Nephew of Harry Lee Waterfield II)

Dr. Jerry F. Howell, Jr. ae	1983	11,596.840	0.8%
Director. Professor Emeritus, Dept. of
Biological and Environmental Sciences, Morehead State University.
Director, Investors Heritage Life.
Age 67.

Other Directors whose terms will continue after meeting:

Gordon C. Duke af	1991	678.200	< 0.1%
Director. Vice President and Consultant for Nucleus.
Director, Investors Heritage Life.
Age 63.

Harry Lee Waterfield II efn	1963	637,872.242	45.9%
Chairman of the Board, President		(4)(5)(6)(7)(8)(9)
and CEO.
Chairman of the Board, President and		(10)(11)(12)(13)
CEO, Investors Heritage Life. Age 65.

Michael F. Dudgeon, Jr.	2004	8,784.379	0.6%
Director. Vice President and Director,		(14)
Investors Heritage Life. Age 47.
(Nephew of Harry Lee Waterfield II)

Harold G. Doran, Jr. eaf	2001	18,652.000	1.3%
Director. Independent Businessman.		(15)
Director, Investors Heritage Life. Age 55.

Helen S. Wagner en	1986	33,100.000	2.4%
Director. Retired Real Estate Broker/Owner.		(16)
Director, Investors Heritage Life. Age 72.

David W. Reed an	1982	27,593.000	2.0%
Director. Independent Businessman.
Director, Investors Heritage Life. Age 54.

Named Executive Officers who are not Directors:

Raymond L. Carr		27,500.890	2.0%
Vice President and CFO. Vice President and CFO, Investors Heritage Life. Age 60.		(17)(18)

All Directors and Officers as a Group:		834,096.974	59.9%

a Member of Audit Committee                        f Member of Finance Committee
e Member of Executive Committee                  n Member of Nominating Committee

(1)      At December 31, 2008, there were 1,390,518.356 shares outstanding of which 1,120,686.356 shares are entitled to vote.

(2)      Includes 20,868.736 shares of Kentucky Investors held on his behalf in trust by Farmers Bank and Capital Trust Company, Frankfort, Kentucky ("Farmers Bank") under the Kentucky Investors, Inc. and Affiliated Companies Retirement Savings Plan and Trust (the "401(k) Plan") and the Investors Heritage Life Insurance Company Deferred Compensation Plan (the "Deferred Compensation Plan").

(3)      Includes 12,224.585 shares of Kentucky Investors held on his behalf in trust by Farmers Bank in the 401(k) Plan.

(4)      Mr. Waterfield II is part of a group which includes HLW Investment Corp., HLW Corporation, RoseGayle Waterfield Hardy and family not separately identified and reported as Directors, Nancy Waterfield Walton and family not separately identified and reported as Directors, Harry Lee Waterfield II Irrevocable Trust Funds 1, 2, 3 and 4, RoseGayle Waterfield Hardy, Nancy Waterfield Walton and Harry Lee Waterfield II Trust dated 12/22/76, Investors Heritage Life, Investors Underwriters, Inc., and Kentucky Investors, Inc., Employee Retirement Plan.

(5)      Includes 140,620 shares of Kentucky Investors owned by HLW Investment Corp. of which Mr. Waterfield II is an officer.

(6)      Includes 43,119.08 shares of Kentucky Investors owned by HLW Corporation of which Mr. Waterfield II is an officer.

(7)      Includes 15,222 shares of Kentucky Investors held in trust for the benefit of the children of Harry Lee Waterfield.

(8)      Includes 25,216.183 shares of Kentucky Investors held on his behalf in trust by Farmers Bank under the 401(k) Plan.

(9)      Includes 37,690.289 shares of Kentucky Investors held by Nancy Waterfield Walton and family, including shares held on her behalf in trust by Farmers Bank under the 401(k) Plan and the Deferred Compensation Plan.

(10)    Includes 15,078.480 shares of Kentucky Investors held by RoseGayle Waterfield Hardy and family.

(11)    Includes 175,647 shares of Kentucky Investors held by Investors Heritage Life and 94,185 shares of Kentucky Investors held by Investors Underwriters. Mr. Waterfield II is Chairman of both companies. The corporations have the power to dispose of these shares.

(12)    Includes 31,000 shares of Kentucky Investors owned by the Kentucky Investors, Inc., Employee Retirement Plan of which Mr. Waterfield II is a member of the Retirement Plan Committee.

(13)    Includes 36,325 shares of Kentucky Investors held in the name of CEDE & CO., nominee for the twelve separate Irrevocable Trusts, three each (Funds 1, 2, 3 and 4) for Harry Lee Waterfield II, RoseGayle Waterfield Hardy and Nancy Waterfield Walton, respectively.

(14)    Includes 5,647.419 shares of Kentucky Investors held on his behalf in trust by Farmers Bank in the 401(k) Plan.

(15)    Includes 4,408 shares of Kentucky Investors owned by Mr. Doran's spouse and 8,816 shares owned by Mr. Doran's children.

(16)    Includes 26,591.12 shares of Kentucky Investors held in an irrevocable trust for the benefit of the children of Helen S. Wagner.

(17)    Includes 190.580 shares of Kentucky Investors owned by Mr. Carr's daughters and grandson.

(18)    Includes 27,310.310 shares of Kentucky Investors held on his behalf in trust by Farmers Bank in the 401(k) Plan and the Deferred Compensation Plan.

Meetings of the Board are held on call and there is an organizational meeting following the annual meeting of shareholders. The Board had seven meetings in 2008.

The Board has an Executive Committee that exercises the power of the Board of Directors in management of the business affairs during intervals between meetings of the Board. The Board considers the actions of the Executive Committee and has approval and veto power over its actions. The Executive Committee met twice in 2008.

The Board of Directors has provided for a Finance Committee that meets on call and reviews and makes recommendations concerning investments to the Board of Directors. The Finance Committee met seven times in 2008.

The Board of Directors has designated an Audit Committee that meets on call and reviews the work of the independent registered public accounting firm, reviews internally prepared financial statements for unusual trends and/or financial account relationships and reviews the audit reports prepared by the departments of insurance and regulatory authorities in the various states in which Investors Heritage Life operates. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is available on our website at www.InvestorsHeritage.com. In addition, we operate pursuant to a Code of Ethics which was adopted by our Board of Directors and is also available on our website. All members of the Audit Committee are independent and the Board of Directors has determined that Mr. Doran and Mr. Duke are Audit Committee Financial Experts.  The Audit Committee met three times during 2008.

The Board of Directors has provided for a Nominating Committee that meets on call and submits recommendations to the Board of Directors for members of the Board to be submitted to the shareholders for election. The Nominating Committee consists of three independent members and one non-independent member, Harry Lee Waterfield II.  The Nominating Committee met once in 2008.

Although Kentucky Investors does not have a Compensation Committee because it does not pay any of its executive officers a regular salary, the Board of Directors of Investors Heritage Life, a wholly-owned subsidiary, has provided for a Compensation Committee, which determines the compensation of its executive officers. The Investors Heritage Life Compensation Committee consists of two independent members and one non-independent member, Harry Lee Waterfield II.  See ("Executive Compensation").

No Director attended fewer than 75% of the aggregate of the total number of Board and Committee meetings.

DIRECTOR COMPENSATION

During 2008, we paid our Directors $100 for each Board Meeting with no other compensation.  All non-employee Directors are also eligible to participate in the 1999 Stock Option and Stock Appreciation Rights Plan.  On September 24, 1999, we granted options to purchase 3,000 shares of Kentucky Investors common stock to each non-employee Director, except Howard L. Graham and Harold G. Doran, Jr.  At the time of the grant, Mr. Graham was not a Director; however, he was the CFO of Kentucky Investors and we granted him an option to purchase 8,100 shares.  At the time of the grant, Mr. Doran was not a Director.  All of the options vested on September 24, 2001 and expire on September 24, 2009, and no option holders exercised options during 2008. The Director Compensation Table is set forth below.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)**	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Com- pensa- tion ($)	Total ($)
Each Director*	700	-	-	-	-	-	700

*The Directors include Harry Lee Waterfield II, Gordon C. Duke, Michael F. Dudgeon, Jr., Harold G. Doran, Jr., Helen S. Wagner, David W. Reed, Howard L. Graham, Robert M. Hardy, Jr. and Jerry F. Howell, Jr.

**The salary disclosed within the Summary Compensation Table includes Director fees paid to Mr. Waterfield and Mr. Hardy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. All Audit Committee members are independent as defined in the NASDAQ listing standards.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Company including the matters in the written disclosures required by the applicable standards of the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Committee has met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of our independent registered public accounting firm.

Audit Committee Members

David W. Reed    Gordon C. Duke    Harold G. Doran, Jr.    Jerry F. Howell, Jr.

EXECUTIVE COMPENSATION

Kentucky Investors does not have a Compensation Committee because it does not pay any of its executive officers a regular salary nor does it incur any expense for its executive officers in connection with its retirement plan.  Seven of our executive officers who also serve as directors and/or officers of Investors Heritage Life receive compensation from Investors Heritage Life.  Investors Heritage Life does have a Compensation Committee, which is comprised of two independent Directors, Howard L. Graham and Helen S. Wagner, and one Director, Harry Lee Waterfield II, who is not independent.

The Compensation Committee provides advice and recommendations in the areas of employee salaries and benefit programs.  The Compensation Committee does not have a charter.  The Compensation Committee determined the compensation of the Chief Executive Officer and Chief Financial Officer for fiscal year 2008, recommended approval to the Board of Directors and those recommendations were ratified and approved by the independent members of the Investors Heritage Life Insurance Company Board of Directors.

The Compensation Committee reviews the compensation and benefits programs for all executive officers on an annual basis.  The Committee strives to provide a compensation program in line with the following guiding principles:

--        the motivation and retention of the executive officers;

--        proper alignment with the financial interests of our shareholders;

--        the overall performance of the organization; and

--        competitiveness with the external marketplace.

Investors Heritage Life's compensation program for executive officers is the same compensation program available to all employees of Investors Heritage Life with the exception of eligibility for and participation in a nonqualified deferred compensation plan and a stock option and stock appreciation rights plan.  The compensation program for the principal Executive Officers consists of base salary, annual bonuses, a defined benefit retirement plan, a 401(k) plan, health insurance coverage (portion of costs), life insurance coverage (portion of costs) and long-term disability coverage.  These elements are intended to provide an overall compensation package that is commensurate with Investors Heritage Life's financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interest with those of our shareholders.

The following Summary Compensation Table sets forth the compensation paid by Investors Heritage Life to the Chief Executive Officer, the Chief Financial Officer and the Vice President and General Counsel, the two most highly compensated officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Harry Lee Waterfield II, President, Chairman of the Board and Chief Executive Officer	2008 2007	220,292 (1) 213,363 (1)	22,392 24,311	- -	(20,250) (2) 8,100 (2)	- -	149,195 115,883	15,497 (5) 12,519 (5)	387,126 374,176

Raymond L.Carr, Vice President and Chief Financial Officer	2008 2007	164,251 157,933	15,713 17,466	- -	(10,125) (2) 4,050 (2)	- -	91,057 (4) 71,869 (4)	1,560 (6) 1,165 (6)	262,456 252,483

Robert M. Hardy, Jr., Vice President, General Counsel and Director	2008 2007	143,946 (1) 138,636 (1)	13,640 15,452	- -	(10,125) (2) 4,050 (2)	- -	20,281 12,181	10,222 (7) 10,247 (7)	177,964 180,566

(1)  Amounts reported include Director's fees from both Investors Heritage Life and Kentucky Investors.

(2)  The value of the option awards is based on the increase (decrease) in the per share closing price of our common stock on the OTC Bulletin Board from the prior year to current year-end.  Please refer to the section entitled "Stock Options and Stock Appreciation Rights Plan" found in Note A to the financial statements of the Annual Review to shareholders.  None of the options granted have been exercised and no options were granted in 2008.

(3)  These amounts represent the change in accumulated benefits under the Kentucky Investors, Inc. Retirement Plan which is the Company's defined benefit plan.

(4)  These amounts include matching contributions to the Deferred Compensation Plan in the amount of $16,425 and $15,793 in 2008 and 2007, respectively.

(5)  These amounts include matching contributions to the 401(k) Plan in the amount of $13,259 and $10,373 in 2008 and 2007, respectively, and the remainder is for personal use of a Company-owned car.

(6)  These amounts are for personal use of a Company-owned car.

(7)  These amounts include matching contributions to the 401(k) Plan in the amount of $6,902 and $6,637 in 2008 and 2007, respectively, and the remainder is for personal use of a Company-owned car.

1999 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

The Kentucky Investors 1999 Stock Option and Stock Appreciation Rights plan became effective as of September 16, 1999. The purpose of the 1999 stock option plan is to promote an increased interest in and a greater incentive to expand and improve the profits, prosperity and welfare of Kentucky Investors. Kentucky Investors authorized for issuance a total of 250,000 shares of common stock under the 1999 stock option plan. The Kentucky Investors Board granted options to purchase 75,000 shares of common stock at $23.00 per share, all of which expire on September 24, 2009.

Stock Options. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified.

The 1999 stock option plan authorizes the Kentucky Investors Board or an Option Committee appointed by the Kentucky Investors Board to grant nonqualified stock options under the Internal Revenue Code to Kentucky Investors' and its subsidiaries' key employees and non-employee directors.

If an option granted under the 1999 stock option plan expires, is cancelled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan.

The 1999 stock option plan contains a change in control provision which will permit the Kentucky Investors Board or Option Committee to terminate existing options. Kentucky Investors will then pay to the holders of the terminated options cash equal to the difference between the fair market value of the terminated options prior to the change in control and the exercise price of the options. A change in control occurs at the time either a person becomes the beneficial owner of a greater percentage of the combined voting power of Kentucky Investors common stock than the Waterfield family members have, or the Waterfield family members' percentage ownership of Kentucky Investors common stock for voting purposes falls below 20%. The Waterfield family members mean RoseGayle Waterfield Hardy, Nancy Waterfield Walton, Harry Lee Waterfield II, Chairman and President of Kentucky Investors and any of their lineal descendants.

Stock Appreciation Rights. Any stock appreciation right awarded under the 1999 stock option plan shall entitle the recipient to the number of shares, cash or combination of cash and shares equal to the product of the excess of the fair market value of one share over the exercise price per share specified in the stock appreciation right or related option times the number of shares for which the recipient shall exercise the right.

Grants to Directors and Executive Officers. On September 24, 1999, the Kentucky Investors Board granted to certain Directors and executive officers of Kentucky Investors options to purchase 75,000 shares of Kentucky Investors common stock, of which 61,125 options remain available for exercise as of December 31, 2008.  All of the options granted vested on September 24, 2001 and those remaining expire on September 24, 2009. Kentucky Investors did not grant options during 2008 and no option holders exercised any options during 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 2008. There were no options exercised by a named executive officer during 2008.

Outstanding Equity Awards at Fiscal Year-End

Options Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Harry Lee Waterfield II	16,200	-	16,200	23.00	9/24/09
Raymond L. Carr	8,100	-	8,100	23.00	9/24/09
Robert M. Hardy, Jr.	8,100	-	8,100	23.00	9/24/09

DEFINED BENEFIT PLAN

Kentucky Investors sponsors the Kentucky Investors, Inc. Retirement Plan, which is a defined benefit plan.  All employees of the subsidiaries of Kentucky Investors who complete at least 1,000 hours of service in any twelve-month period ending with the anniversary date of employment are eligible to participate in the retirement plan.  The retirement plan is non-contributory, that is, participating employers make contributions into the plan on behalf of employees.

When an employee reaches age 65, the employee will be entitled to receive a benefit equal to his accrued benefit which is determined based upon a retirement benefit formula equal to two percent of the employee's average compensation, multiplied by the employee's years of service (up to a maximum of 50 years).  The retirement plan also provides for an early retirement date, which is the first day of any month following the date the employee attains age 60.

The retirement plan imposes certain limits on the amount of benefits that can be paid to any employee.  In general, the maximum annual benefit that can be paid to an employee at retirement cannot exceed the lesser of 100% of the employee's average compensation or $185,000.  The dollar limit may increase in future years due to cost- of-living adjustments.  The early retirement benefit payable to an employee will be equal to the accrued benefit reduced by one-half percent for each month that the employee's early retirement date precedes the normal retirement date.

For purposes of the plan, compensation is generally defined as the total compensation paid to an employee that is subject to federal income tax withholding.  Amounts paid from an employee's compensation on a pre-tax basis to obtain certain fringe benefits are included in compensation; however, bonuses, commissions, unused sick time, and vacation time paid in cash are excluded from compensation.  In addition, the plan, by law, cannot recognize annual compensation in excess of $230,000.  The dollar amount may adjust in future years for cost-of-living increases.  An employee's accrued benefit vests over a six-year vesting schedule which provides that the employee is 20% vested after two years of service, increasing 20% each year until the employee fully vests after six years of service.

An independent third party values the retirement plan using the valuation methodology provided in Statement of Financial Accounting Standards ("SFAS") No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" which applies to all plan sponsors who offer defined benefit postretirement plans.

The weighted-average actuarial assumptions used at December 31, 2008 to determine benefit obligations and net periodic benefit cost are as follows:

Discount Rate	6.50%
Expected return on plan assets	8.30%
Rate of compensation increases	4.00%

The long-term rate of return for plan assets is determined based on an analysis of historical returns on invested assets, anticipated future fixed income, equity and mortgage loan investment markets, and diversification needs.  Long-term trends are evaluated relative to current market factors such as inflation, interest rates and investment strategies, including risk management, in order to assess the assumptions as applied to the retirement plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Kentucky Investors also sponsors and maintains a nonqualified deferred compensation plan.  Certain executive officers of Investors Heritage Life as designated by the Board of Directors are eligible to participate in the deferred compensation plan.

The purpose of the deferred compensation plan is to permit a select group of management and highly compensated employees who contribute materially to our growth, development and business success to defer a portion of their compensation.  To become a participant, the Board of Directors must select an employee.  The Board of Directors, in its sole and absolute discretion, determines eligibility for participation in the deferred compensation plan.  The deferred compensation plan allows the participant to defer up to 10% of compensation and after the end of each month, we match the contribution of each participant who has made an elective contribution during the month.  The matching contribution with respect to a participant equals the amount of the participant's elective contribution; however, it cannot be in excess of the amount by which ten percent of the participant's compensation for such month exceeds the amount of our matching contribution under our 401(k) plan.

For purposes of the deferred compensation plan, compensation includes the total amount of cash remuneration for services rendered which we pay to or for an employee, and which is subject to withholding for federal income tax purposes.  A participant is always 100% vested in any elective contributions made; however, a participant's matching contribution account balance is not fully vested until after six years of service.

SHAREHOLDER PROPOSALS FOR THE 2010 MEETING

Shareholders who wish to suggest nominees or offer proposals intended to be presented at the 2010 annual meeting must forward this information to the Secretary of Kentucky Investors, Inc. at P. O. Box 717, Frankfort, Kentucky 40602 no later than December 4, 2009.  Shareholders may also communicate directly with the Board of Directors in writing by sending a letter to the Board to the address noted above.  Our legal counsel will receive and process all communications directed to the Board of Directors and will transmit such communications to each member of the Nominating Committee without any editing or screening by the legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, Cincinnati, Ohio is our independent registered public accounting firm selected by our Board of Directors upon the recommendation of the Audit Committee. Ernst & Young LLP has served in this capacity since 1981.  Fees for 2008 and 2007 for the annual audit, audit related services, tax services and all other non-audit services are shown in the following table:

	2008	2007
Audit Fees	$215,000	$215,000
Audit Related Fees	26,650	16,200
Tax Fees	17,500	17,000
All Other Fees	-	-
Total Fees	$259,150	$248,200

Audit related fees would include services rendered during each fiscal year in connection with audits of employee benefit plans, accounting and reporting consultation relative to various GAAP and statutory accounting matters, advisory services in conjunction with Sarbanes-Oxley Section 404 implementation and assistance with normal triennial Kentucky Department of Insurance examinations. Tax fees include services rendered during each fiscal year in connection with costs associated with U. S. Federal income tax planning, advice and compliance.

The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. The full Audit Committee, or in its absence, the chair of the Audit Committee, may pre-approve non-audit services.  No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than $25,000, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the Audit.  In 2008, Ernst and Young LLP did not provide any such services.

We expect a representative to be present at the shareholders' meeting with the opportunity to make a statement and to respond to appropriate questions. The services provided by Ernst & Young LLP during 2008 consisted of the audit of our financial statements and tax compliance reviews including e-filing assistance. No member of the firm of Ernst & Young LLP has any relationship with us other than the usual relationship that exists between independent auditors and clients.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 23, 2004, we purchased 30,000 shares of our common stock from Jerry F. Howell, Jr., a member of the Board of Directors of Kentucky Investors and Investors Heritage Life, pursuant to an agreement between Mr. Howell and Kentucky Investors under a right of first refusal.  The right of first refusal exists for all original shareholders of Kentucky Investors of which Mr. Howell was one.  In exchange for the common stock, we issued a promissory note in the amount of $643,200 with an interest rate of 4%, due December 31, 2008.  This note was fully paid during 2008.

There were no other transactions to which Kentucky Investors was or is to be a party, in which any officer or Director or nominee for election as Director had any direct or indirect material interest.

At the date of this proxy statement, management knows of no other matters to come before the meeting. However, if any other matter properly comes before the meeting, it is the intention of the persons named in the proxy statement to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kentucky Investors, Inc.

Jane S. Jackson, Secretary

Frankfort, Kentucky 40602

April 3, 2009

--Proxy--KENTUCKY INVESTORS, INC.--Proxy--

200 CAPITAL AVENUE, FRANKFORT, KENTUCKY 40601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harry Lee Waterfield II and Jerry F. Howell, Jr., or either of them, attorneys with full power of substitution to vote as proxies for the undersigned at the annual meeting of shareholders of Kentucky Investors, Inc. to be held on May 14, 2009, or at any adjournment thereof, and vote as designated below with all powers the undersigned would possess, if present, upon matters described in the notice of annual meeting and proxy statement dated April 3, 2009 as follows:

(1) Amendment to the Articles of Incorporation of Kentucky Investors, Inc. that changes the name of the Company to Investors Heritage Capital Corporation;

[   ] FOR                    [   ] AGAINST                    [   ] ABSTAIN

(2) Election of Directors; and

[   ] FOR all nominees listed below (except as marked to the contrary below)

[   ] WITHHOLD AUTHORITY to vote for all nominees below

Instruction:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

Howard L. Graham         Dr. Jerry F. Howell, Jr.          Robert M. Hardy, Jr.

(3) On any other matter which may come before the meeting in accordance with their best judgment.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

To be counted this proxy must be signed, dated and received by the Corporate Secretary of Kentucky Investors, Inc., 200 Capital Avenue, P. O. Box 717, Frankfort, Kentucky 40602, on or before May 14, 2009.

This proxy when properly executed will be voted in accordance with instructions specified but in the absence of any instructions will be voted "FOR".

Please sign exactly as name appears on this card. If shares of stock are held jointly, all joint owners should sign. If signing as attorney, administrator, executor, guardian, trustee or corporate officer, please add your title as such.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and 2008 Annual Report to Stockholders are available at: www.investorsheritage.com/2008annualreport.html

______________________________________

______________________________________

Shareholder's signature                                               Date ________________, 2009